EXHIBIT 23.1

The Board of Directors of
Vasco Data Security International, Inc.:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                            KPMG Peat Marwick

Chicago, Illinois
September 29, 1998